SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2003

ENGAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26671	04-3281378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Brickstone Square, Andover, MA	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 684-3884

Item 3.    Bankruptcy or Receivership.

On June 19, 2003, the Company and five of its United States subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Chapter 11 Filings”) in the U.S. Bankruptcy Court in the District of Massachusetts (Western Division). The Company has requested that the Chapter 11 Filings be jointly administered for procedural purposes under In re Engage, Inc., Case No. 03-43655-JBR. The Company also announced that it had signed a definitive purchase agreement to sell substantially all of its assets, subject to higher and better offers through a bankruptcy auction process. A copy of the press release announcing the Chapter 11 Filings and the purchase agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(a)    Exhibits:

Number	Description

99.1	Press Release, dated June 19, 2003, of Engage, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGAGE, INC. (Registrant)

Date: June 20, 2003	By:	/s/ JOHN D. BARONE
John D. Barone President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 19, 2003, of Engage, Inc.

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